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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan and the 1997 Nonstatutory Stock Option Plan of Interactive Group, Inc. of our report dated February 19, 1997, with respect to the consolidated financial statements of Interactive Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP



Orange County, California
June 26, 1997